EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VSE Corporation 2021 Employee Stock Purchase Plan of our report dated March 6, 2019, with respect to the consolidated financial statements of VSE Corporation and Subsidiaries for the year ended December 31, 2018 included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
June 21, 2021